UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2023

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in a current report on Form 8-K filed on February 7, 2023, Innovative Food Holdings, Inc. (the “Company”) entered into an executive employment agreement with Robert William Bennett, effective February 3, 2023 (the “Employment Agreement”). On November 3, 2023, the Company entered into an amendment to the Employment Agreement (the “Amendment”).

The Amendment modifies Section 3(c) of the Employment Agreement which provides for certain equity grants, referred to as “Value Achievement Awards,” under which Mr. Bennett, upon the achievement of certain goals, is able to earn grants of Company Shares, as defined in the Employment Agreement, based on a percentage of the Company’s Shares issued and outstanding as of a given date. The Company recognizes that the hiring of Mr. Bennett was protracted, and that the original Employment Agreement calculated the number of Shares to be granted in connection with the Value Achievement Awards on the basis of the number of Shares outstanding as of October 2022 (47,176,550 shares). This number does not account for additional shares that were issued to a departing executive and to certain other employees of the Company thereafter. As such, the Amendment has been modified to ensure that the equity grants contained within the Employment Agreement are based upon that 48,756,694 Shares outstanding as of March 28, 2023. All other terms of the Employment Agreement remain unchanged.

Pursuant to the Amendment, Mr. Bennett is eligible for stock grants based upon the market price of the Company’s common stock meeting certain price points at various 60-day volume weighted prices, as described in the chart below:

Stock Threshold Target	Number of Shares Granted
$0.60

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 2.00% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 975,133

$0.80

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 1.50% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 731,350

$1.00

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 1.00% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 487,567

$1.20

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.75% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 365,675

$1.40

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.75% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 365,675

$1.60

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.50% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 243,783

$1.80

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.50% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 243,783

$2.00

The lower of (x) the number of Shares (rounded down to the nearest whole Share) representing 0.50% of the total number of issued and outstanding Shares on the Grant Date of this Value Achievement Award or (y) 243,783

The foregoing description of the Amendment to the Employment Agreement does not purport to be complete and is qualified by reference to the full text of such agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Defined terms used in this current report on Form 8-K and not defined herein shall have the meanings assigned them in the Employment Agreement, as amended.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Executive Employment Agreement Amendment dated November 3, 2023 between the Company and Robert William Bennett.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: November 9, 2023
By: /s/ Richard Tang Richard Tang
Chief Financial Officer